Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, Chairman, President & CEO	David K. Skeens, Treasurer & CFO
	(540) 951-6213 bdenardo@nbbank.com	(540) 951-6347 dskeens@nbbank.com

National Bankshares, Inc. Reports Second Quarter and First Half Earnings

BLACKSBURG, VA., July 18, 2019 -- National Bankshares, Inc. (NASDAQ: NKSH), parent company of The National Bank of Blacksburg, today announced its results of operations for the second quarter and first half of 2019. The Company reported net income of $8.44 million, or $1.26 per common share, for the six months ended June 30, 2019. National Bankshares, Inc. ended the first half of 2019 with total assets of $1.27 billion.

First Half 2019 Highlights

●	Net income increased $1.10 million from $7.34 million for the six months ended June 30, 2018 to $8.44 million for the six months ended June 30, 2019.
●	Earnings per share increased $0.21 from $1.05 for the six months ended June 30, 2018 to $1.26 for the six months ended June 30, 2019.
●	Return on average assets increased to 1.32% for the six months ended June 30, 2019, from 1.30% for the six months ended June 30, 2018.
●	Return on average equity increased to 8.97% for the six months ended June 30, 2019, from 8.81% for the six months ended June 30, 2018.
●	Net loans increased $38.97 million or 5.70% from June 30, 2018 to $722.26 million as of June 30, 2019.

F. Brad Denardo, Chairman, President and CEO, commented, “The first half of 2019 was another good period for Bankshares, with solid growth in earnings and loans. While our proven business model continues to deliver good results, we’re also committing time and resources to new initiatives as we adapt and grow in a changing marketplace. Our recent move to a newly-renovated branch location in downtown Abingdon, Virginia is just one example of this commitment to continually improve our organization for the benefit of our customers, communities and shareholders.”

Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include the efficiency ratio and certain financial measures presented on a fully taxable-equivalent (“FTE”) basis. FTE basis is calculated using the federal statutory income tax rate of 21% for the periods after January 1, 2018 and 35% for the periods prior to January 1, 2018. The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 full service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	June 30, 2019	June 30, 2018	December 31, 2018
Assets
Cash and due from banks	$17,170	$12,530	$12,882
Interest-bearing deposits	60,038	29,981	43,491
Securities available for sale, at fair value	396,347	467,505	425,010
Restricted stock	1,220	1,221	1,220
Total securities	397,567	468,726	426,230
Mortgage loans held for sale	809	---	72
Loans:
Loans, net of unearned income and deferred fees and costs	729,559	690,863	709,799
Less: allowance for loan losses	(7,304)	(7,579)	(7,390)
Loans, net	722,255	683,284	702,409
Premises and equipment, net	9,012	8,757	8,646
Operating lease right of use asset	2,131	---	---
Accrued interest receivable	5,192	5,400	5,160
Other real estate owned, net	2,025	2,582	2,052
Intangible assets and goodwill	5,848	5,873	5,848
Bank-owned life insurance	35,108	34,212	34,657
Other assets	12,362	15,014	14,585
Total assets	$1,269,517	$1,267,477	$1,256,032

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$203,534	$195,949	$195,441
Interest-bearing demand deposits	608,506	625,447	616,527
Savings deposits	143,024	141,943	138,175
Time deposits	114,733	105,442	101,799
Total deposits	1,069,797	1,068,781	1,051,942
Accrued interest payable	145	51	89
Operating lease liability	2,135	---	---
Other liabilities	13,592	12,794	13,763
Total liabilities	1,085,669	1,081,626	1,065,794

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,505,574 shares at June 30, 2019 and 6,957,974 shares at June 30, 2018 and December 31, 2018	8,132	8,698	8,698
Retained earnings	180,272	189,194	193,625
Accumulated other comprehensive loss, net	(4,556)	(12,041)	(12,085)
Total stockholders' equity	183,848	185,851	190,238
Total liabilities and stockholders' equity	$1,269,517	$1,267,477	$1,256,032

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Six Months Ended
($ in thousands, except for share and per share data)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Interest Income
Interest and fees on loans	$8,460	$7,622	$16,729	$15,154
Interest on federal funds	---	---	---	---
Interest on interest-bearing deposits	382	226	641	398
Interest on securities - taxable	1,603	1,746	3,286	3,354
Interest on securities - nontaxable	848	1,132	1,775	2,304
Total interest income	11,293	10,726	22,431	21,210
Interest Expense
Interest on time deposits	419	116	716	237
Interest on other deposits	1,495	1,029	2,991	1,989
Total interest expense	1,914	1,145	3,707	2,226
Net interest income	9,379	9,581	18,724	18,984
Provision for loan losses	55	342	255	(130)
Net interest income after provision for loan losses	9,324	9,239	18,469	19,114
Noninterest Income
Service charges on deposit accounts	607	694	1,197	1,364
Other service charges and fees	51	34	103	67
Credit card fees	356	365	665	709
Trust income	371	374	768	776
Bank-owned life insurance	232	228	451	456
Other income	231	173	1,141	519
Realized securities gain, net	8	---	20	---
Total noninterest income	1,856	1,868	4,345	3,891
Noninterest Expense
Salaries and employee benefits	3,802	3,545	7,623	7,239
Occupancy and furniture and fixtures	477	491	942	963
Data processing and ATM	789	607	1,540	1,340
FDIC assessment	82	90	167	181
Intangibles and goodwill amortization	---	12	---	25
Net cost of other real estate owned	3	164	28	249
Franchise taxes	333	320	647	651
Write-down of insurance receivable	---	287	---	2,010
Other operating expenses	967	908	1,971	1,930
Total noninterest expense	6,453	6,424	12,918	14,588
Income before income tax expense	4,727	4,683	9,896	8,417
Income tax expense	733	642	1,459	1,080
Net Income	$3,994	$4,041	$8,437	$7,337
Basic net income per share	$0.61	$0.58	$1.26	$1.05
Fully diluted net income per share	$0.61	$0.58	$1.26	$1.05
Weighted average number of common shares outstanding
Basic	6,505,574	6,957,974	6,669,853	6,957,974
Diluted	6,505,574	6,957,974	6,669,853	6,957,974
Dividends declared per share	$0.67	$0.58	$0.67	$0.58
Dividend payout ratio	---	---	51.67%	55.01%
Book value per share	$28.26	$26.71	$28.26	$26.71

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
($ in thousands)	June 30, 2019	June 30, 2018
Net income	$3,994	$4,041

Other Comprehensive Income, Net of Tax
Unrealized holding gain (loss) on available for sale securities net of tax of $795 at June 30, 2019 and ($155) at June 30, 2018	2,991	(582)
Reclassification adjustment for gain included in net income, net of tax of ($2) for the period ended June 30, 2019	(6)	---
Unrealized holding gain on securities transferred from held to maturity to available for sale, net of tax of $237 for the period ended June 30, 2018	---	891
Other comprehensive income, net of tax	$2,985	$309
Total Comprehensive Income	$6,979	$4,350

	Six Months Ended
($ in thousands)	June 30, 2019	June 30, 2018
Net income	$8,437	$7,337

Other Comprehensive Income (Loss), Net of Tax
Unrealized holding gain (loss) on available for sale securities net of tax of $2,003 at June 30, 2019 and ($861) at June 30, 2018	7,545	(3,237)
Reclassification adjustment for gain included in net income, net of tax of ($4) for the period ended June 30, 2019	(16)	---
Unrealized holding gain on securities transferred from held to maturity to available for sale, net of tax of $237 for the period ended June 30, 2018	---	891
Other comprehensive income (loss), net of tax	$7,529	$(2,346)
Total Comprehensive Income	$15,966	$4,991

Key Ratios and Other Data

(Unaudited)

	Three Months Ended		Six Months Ended
($ in thousands)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Average Balances
Cash and due from banks	$11,266	$11,100	$11,254	$11,173
Interest-bearing deposits	63,456	50,182	53,904	47,973
Securities available for sale	398,602	367,332	407,626	350,342
Securities held to maturity	---	97,399	---	111,145
Restricted stock	1,220	1,221	1,220	1,211
Mortgage loans held for sale	453	221	304	227
Gross Loans	720,910	671,699	715,852	668,599
Loans, net	713,000	663,729	707,886	660,348
Intangible assets	5,848	5,880	5,848	5,887
Total assets	1,260,195	1,263,837	1,254,654	1,255,003
Total deposits	1,061,692	1,066,765	1,053,891	1,057,896
Other borrowings	---	---	---	---
Stockholders' equity	182,201	185,060	184,800	185,103
Interest-earning assets	1,183,638	1,196,542	1,180,872	1,186,829
Interest-bearing liabilities	861,350	874,682	858,001	871,418

Financial Ratios
Return on average assets	1.27%	1.34%	1.32%	1.30%
Return on average equity	8.79%	9.13%	8.97%	8.81%
Net interest margin	3.30%	3.35%	3.32%	3.36%
Net interest income-fully taxable equivalent	$9,725	$9,982	$19,438	$19,790
Efficiency ratio	55.72%	51.79%	55.57%	53.11%
Average equity to average assets	14.46%	14.64%	14.73%	14.75%

Allowance for Loan Losses
Beginning balance	$7,360	$7,391	$7,390	$7,925
Provision for losses	55	342	255	(130)
Charge-offs	(180)	(201)	(508)	(340)
Recoveries	69	47	167	124
Ending balance	$7,304	$7,579	$7,304	$7,579

(1)

Return on average assets and return on average equity are calculated by annualizing net income to date. For 2019, the annualization factor was not applied to the recovery. For 2018, the annualization factor was not applied to the recovery of loan losses and the insurance write-off.

(2)	Efficiency ratio is calculated as noninterest expense, less non-recurring items, divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis.

Asset Quality Data

(Unaudited)

($ in thousands)	June 30, 2019	June 30, 2018
Nonperforming Assets
Nonaccrual loans	$856	$	---
Nonaccrual restructured loans	3,406		2,687
Total nonperforming loans	4,262		2,687
Other real estate owned	$2,025		$2,582
Total nonperforming assets	$6,287		$5,269
Accruing restructured loans	1,954		8,337
Loans 90 days or more past due	$50		$61

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	0.86%		0.76%
Allowance for loans losses to total loans	1.00%		1.10%
Allowance for loan losses to nonperforming loans	171.37%		282.06%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.01%		0.01%